Exhibit 99.1

CSK AUTO CORPORATION INVESTOR PRESENTATION TO BE
AVAILABLE ON WEBSITE

PHOENIX, AZ, October 28, 2004 — Members of the senior management team of CSK Auto Corporation (NYSE: CAO), the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket, plan to make a presentation at the Gabelli & Company’s 28th Annual Automotive Aftermarket Symposium in Las Vegas on Tuesday, November 2, 2004.

The slides included in this presentation will be available to interested parties for five days commencing on November 2, 2004, through the Company’s website at www.cskauto.com by pointing one’s browser and clicking on “Company,” “Investors” and then “Investor Presentation.”

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of August 1, 2004, the Company operated 1,123 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.

Contact:	Don Watson (602) 631-7224

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